Exhibit 10.2

Irrevocable VOTING AND SUPPORT AGREEMENT

This Irrevocable Voting and Support Agreement, dated as of October 19, 2023 (this “Agreement”), is entered into by and among FaZe Holdings Inc., a Delaware corporation (“FaZe”), and the stockholder of GameSquare Holdings, Inc., a British Columbia corporation (“GameSquare”) signatory hereto (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, FaZe, GameSquare and GameSquare Merger Sub I, a Delaware corporation and wholly-owned subsidiary of GameSquare (“Merger Sub”), are concurrently herewith entering into an Agreement for the Merger of Merger Sub and FaZe (the “Merger Agreement”), pursuant to which, among other things, at the Effective Time, Merger Sub will merge with and into FaZe, with FaZe continuing as the Surviving Company and a wholly owned subsidiary of GameSquare (the “Merger”);

WHEREAS, (i) in consideration in connection with the Merger, GameSquare has agreed to issue 0.13091 GameSquare Shares (as defined below) for each outstanding share of FaZe common stock and (ii) the issuance of GameSquare Shares in connection with a $10 million private placement in public securities (collectively, clauses (i) and (ii), the “GameSquare Stock Issuance”);

WHEREAS, the Stockholder, as of the date hereof, holds or Beneficially Owns the Existing Shares; and

WHEREAS, as a condition and material inducement to FaZe’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, the Stockholder has agreed to enter into this Agreement, pursuant to which the Stockholder is agreeing, among other things, to vote all of the Covered Shares in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Beneficial Ownership” (including, with correlative meanings, the term “Beneficially Own”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstances).

(b) “Covered Shares” means the Existing Shares, together with any GameSquare Shares or other voting share capital of GameSquare issuable upon the conversion, exercise or exchange of securities that are, as of the relevant date, convertible into or exercisable or exchangeable for GameSquare Shares or other voting share capital of GameSquare, and any other GameSquare Shares or other voting share capital of GameSquare (including GameSquare Stock Options and GameSquare Restricted Shares), in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and prior to the termination of this Agreement (including by means of purchase, dividend or distribution, or upon the exercise or vesting of any options, warrants, awards or other rights (including restricted stock)).

(c) “Existing Shares” means the GameSquare Shares Beneficially Owned by the Stockholder as of the date hereof.

(d) “Expiration Date” means any date upon which the Merger Agreement is validly terminated (for any reason) in accordance with its terms.

(e) “GameSquare Restricted Share” means any GameSquare Share subject to vesting, repurchase, or other lapse of restrictions granted under any GameSquare Stock Plan.

(f) “GameSquare Share” means a share of GameSquare common stock, no par value per share.

(g) “GameSquare Stock Option” means any option to purchase GameSquare Shares granted under any GameSquare Stock Plan.

(h) “GameSquare Stock Plans” means the Omnibus Equity Incentive Plan, as amended.

(i) “Transfer”, when used as a verb or a noun, means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate, convey any legal or beneficial interest in, or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance of any direct or indirect legal or beneficial interest in, or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise) the Covered Shares.

ARTICLE II

VOTING; GRANT OF IRREVOCABLE PROXY

Section 2.1 Agreement to Vote.

(a) The Stockholder hereby irrevocably and unconditionally agrees that during the period beginning on the date hereof and ending upon the termination of this Agreement in accordance with its terms, at any meeting of GameSquare stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of GameSquare stockholders, such Stockholder shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of GameSquare stockholders and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting, in person or by proxy, or otherwise cause all of the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote or consent (or cause to be voted or consented), in person or by proxy (including by voting card), or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of (1) the approval of the Merger and the other transactions contemplated by the Merger Agreement, (2) the approval of the GameSquare Stock Issuance; (3) any action, proposal, transaction or agreement that is submitted by GameSquare for a vote of GameSquare stockholders and would reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement, or (4) any proposal to adjourn or postpone to a later date any meeting of GameSquare stockholders at which any of the foregoing matters of this Section 2.1(a)(ii) are submitted for consideration and vote of GameSquare stockholders if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (B) against (1)  any other action involving GameSquare or any Subsidiary of GameSquare that is intended or would reasonably be expected to have the effect of preventing, impeding, interfering with, delaying, postponing or impairing the ability of GameSquare, FaZe or Merger Sub to consummate the Merger, the GameSquare Stock Issuance or any other transaction contemplated by the Merger Agreement, or (2) any action or agreement or contract that would reasonably be expected to result in any condition to the consummation of the Merger or the GameSquare Stock Issuance set forth in the Merger Agreement not being fulfilled on or prior to the End Date. The Stockholder shall not enter into any agreement or contract with any party prior to the termination of this Agreement to vote in any manner inconsistent herewith.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

Section 2.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, FAZE, THE EXECUTIVE OFFICERS OF FAZE, AND ANY OTHER DESIGNEE OF FAZE, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE EXPIRATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 2.1. THIS PROXY AND POWER OF ATTORNEY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF THE STOCKHOLDER UNDER THIS AGREEMENT. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE EXPIRATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY OR AS OTHERWISE REASONABLY REQUESTED BY FAZE TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER HEREBY REPRESENTING TO FAZE THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b) The proxy granted in this Section 2.2 shall automatically expire upon the termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to GameSquare, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Authorization. Such Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other party hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

(b) Ownership. The Existing Shares are, and all Covered Shares from the date hereof through and on the Effective Date will be, Beneficially Owned and owned of record by such Stockholder. Such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances (except for transfer restrictions arising under securities laws). Other than the Existing Shares set forth on Exhibit A hereto, as of the date hereof such Stockholder does not Beneficially Own or own of record: (i) any securities of GameSquare convertible into or exchangeable or exercisable for GameSquare Shares or other voting securities or equity interests of GameSquare, (ii) any warrants, calls, options or other rights to acquire from GameSquare any GameSquare Shares, voting securities, equity interests or securities convertible into or exchangeable or exercisable for GameSquare Shares or voting securities of GameSquare, or any stock appreciation rights, (iii) “phantom” stock rights, performance units or other rights to receive GameSquare Shares (or cash or other economic benefit in respect thereof) on a deferred basis, or (iv) other rights that are linked to the value of GameSquare Shares. As of the date hereof, such Stockholder’s Existing Shares constitute all of GameSquare Shares Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Effective Time. Except with respect to the proxy granted in Section 2.2, each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of the Covered Shares, if any, are not irrevocable.

(c) No Violation. The execution, delivery and performance of this Agreement by such Stockholder does not and will not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof do not and will not (in each case, whether with or without notice or lapse of time, or both):

(i) violate, conflict with or result in the breach of any provision of the governing documents of such Stockholder;

(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any contract to which such Stockholder is a party or by which it is bound;

(iii) require any consent of, approval, authorization or permit of, filing with or license from or registration, declaration or notification to, any Governmental Entity; or

(iv) violate or conflict with any Law applicable to such Stockholder or by which any of such Stockholder’s assets or properties is bound.

Except under the governing documents of GameSquare, the Existing Shares are not, with respect to the voting or Transfer thereof, subject to any other contract, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d) Absence of Litigation. There is no legal proceeding pending or, to the knowledge of such Stockholder, threatened by, against, involving or affecting such Stockholder or the Covered Shares before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Reliance by FaZe and Merger Sub. Such Stockholder understands and acknowledges that FaZe and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties, covenants and agreements of such Stockholder contained herein and that the same are a material inducement thereto. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger, the GameSquare Stock Issuance and the other transactions contemplated by the Merger Agreement.

Section 3.2 Representations and Warranties of FaZe. FaZe hereby represents and warrants to the Stockholder, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Authorization. FaZe has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by FaZe of this Agreement, the performance by FaZe of its obligations hereunder and the consummation by FaZe of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of FaZe and no other actions or proceedings on the part of FaZe are necessary to authorize the execution and delivery by FaZe of this Agreement, the performance by FaZe of its obligations hereunder or the consummation by FaZe of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FaZe and, assuming this Agreement constitutes a valid and binding obligation of the other party hereto, constitutes a legal, valid and binding obligation of FaZe, enforceable against FaZe in accordance with its terms.

(b) No Violation. The execution, delivery and performance of this Agreement by FaZe does not and will not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof do not and will not (in each case, whether with or without notice or lapse of time, or both):

(i) violate, conflict with or result in the breach of any provision of the governing documents of FaZe;

(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any contract to which FaZe is a party or by which FaZe is bound;

(iii) require any consent of, approval, authorization or permit of, filing with or license from or registration, declaration or notification to any Governmental Entity (except for filings, if any, under the Exchange Act); or

(iv) violate or conflict with any Law applicable to FaZe or by which any of FaZe’s assets or properties is bound.

ARTICLE IV

OTHER COVENANTS

Section 4.1 Prohibition on Transfers; Other Actions. During the term of this Agreement, the Stockholder hereby agrees not to (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), (b) other than as set for in Section 2.1 hereof, grant any proxy, consent or power of attorney with respect to any of the Covered Shares or deposit any of the Covered Shares into a voting trust or enter into a voting agreement, voting trust or arrangement with respect to any such Covered Shares, (c) take any other action that would or would reasonably be expected to make any representation or warranty contained in this Agreement untrue or incorrect or that would or would reasonably be expected to restrict or otherwise adversely affect the performance of or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement, or (d) commit or agree (whether or not in writing) to take any of the actions prohibited by the foregoing clauses (a), (b) or (c). Any Transfer or other action in violation of this provision shall be void ab initio. It is hereby clarified that if any involuntary Transfer of any of the Covered Shares shall occur (such as in the case of appointment of a receiver to Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. Notwithstanding the foregoing, this Section 4.1 shall not prohibit a Transfer of the Covered Shares (or any Beneficial Ownership thereof) by the Stockholder to: (a) any member of Stockholder’s immediate family; (b) a trust under which distributions may be made only to the Stockholder or any member of the Stockholder’s immediate family; or (c) the Stockholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes pursuant to will or the laws of intestate succession/to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to FaZe, to be bound by all of the terms of this Agreement.

Section 4.2 Share Dividends, etc. In the event of a share split, share dividend or distribution (including any dividend or distribution of securities convertible into GameSquare Shares), or any change in GameSquare Shares by reason of any split-up, reverse share split, recapitalization, reorganization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3 Public Announcements. Except as required by Law (in which case the Stockholder shall use reasonable best efforts to allow FaZe reasonable time to comment on such announcement and shall consider in good faith any comments provided by FaZe), no public announcements by the Stockholder regarding this Agreement, the transactions contemplated hereby, the Merger Agreement or the transactions contemplated thereby are permitted. The Stockholder (a) to the extent such consent or authorization of Stockholder is required, consents to and authorizes the publication and disclosure by FaZe, GameSquare and their respective Affiliates of such Stockholder’s identity and holding of the Covered Shares and the nature of its commitments and obligations under this Agreement in any announcement or disclosure (x) required by (in the opinion of FaZe’s counsel) the SEC or any other Governmental Entity or the rules or regulations of any applicable securities exchange, and (y) requiring the inclusion of such information relating to the Stockholder, (b) agrees as promptly as practicable to give to FaZe and GameSquare any information that it may reasonably require for the preparation of any such announcement or disclosure documents and (c) agrees to promptly notify FaZe and GameSquare of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if any, to the extent that any shall be or have become false or misleading, in any material respect.

Section 4.4 Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of FaZe and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by this Agreement.

Section 4.5 Acquisition of Covered Shares. The Stockholder agrees that any additional Covered Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date (including through the exercise of any GameSquare Stock Options, vesting of any GameSquare Restricted Shares or otherwise) shall automatically be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof. The Stockholder hereby agrees to notify FaZe in writing as promptly as practicable (and in any event within 24 hours of receipt following such acquisition by such Stockholder) of the number of any additional Covered Shares or other securities of GameSquare of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Expiration Date, and (b) the Effective Time; provided, however, that the provisions of this Article V shall survive any termination of this Agreement. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, or (ii) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. For the avoidance of doubt, in the event this Agreement is terminated prior to the Effective Time, any consent or other document executed pursuant hereto shall be deemed null and void and shall have no further effect.

Section 5.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger and/or the GameSquare Stock Issuance is consummated.

Section 5.3 Notices. All notices, consents and other communications hereunder shall be in writing and s and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.3):

if to FaZe, to:

FaZe Holdings Inc.

720 N. Cahuenga Blvd.

Los Angeles, CA 90038

Attention: Christoph Pachler, COO and CFO, and Kyron Johnson, Esq., General Counsel

Email: christoph.pachler@fazeclan.com and kyron.johnson@fazeclan.com with a copy (which shall not constitute notice) to:

Sullivan & Triggs, LLP

1230 Montana Avenue, Suite 201

Santa Monica, California 90403

Attention: D. Thomas Triggs, Esq.

Email: ttriggs@sullivantriggs.com

if to the Stockholder, to the address set forth on its signature page hereto.

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties of a change in its address through a notice given in accordance with this Section 5.3, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.3 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date that is (a) specified in such notice; or (b) five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.3. The inability to deliver because of changed address of which no notice is given will be deemed to be receipt of the notice as of the date of such inability to deliver.

Section 5.4 Interpretation. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Any Law or agreement defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such Law or agreement as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute or agreement shall be deemed to refer to such statute or agreement, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

Section 5.5 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.6 Entire Agreement. This Agreement, the Merger Agreement and the documents and instruments and other agreements among the parties as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 5.7 Governing Law; Consent to Jurisdiction.

(a) This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.3 or in such other manner as may be permitted by Law, and nothing in this Section 5.7 shall affect the right of any party to serve legal process in any other manner permitted by Law; (ii) irrevocably and unconditionally submits, for itself and its property, exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Delaware in any Legal Action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and (iii) irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the courts provided in clause (ii) of this Section 5.7, (B) agrees that any claim in respect of any such Legal Action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Delaware, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (D) waives, to the fullest extent permitted by Law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party hereto irrevocably consents to the service of process in any Legal Action with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such legal proceeding and shall otherwise constitute effective and binding service in every respect.

Section 5.8 Specific Performance. The Stockholder hereby acknowledges and agrees that FaZe will suffer irreparable damage in the event that any of the obligations of the Stockholder in this Agreement are not performed in accordance with its specific terms or if the Agreement is otherwise breached by the Stockholder and that money damages, even if available, would not be an adequate remedy therefor. Accordingly, each Stockholder agrees that FaZe shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and such Stockholder’s obligations hereunder (without posting of bond or other security). The Stockholder agrees not to raise any objection or legal or equitable defense to the availability of any equitable remedy that FaZe may have in respect of this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies FaZe may have at law or in equity. In the event FaZe seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, FaZe shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.9 Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties. Any party hereto may, to the extent permitted by Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein if such waiver is set forth in an instrument in writing signed on behalf of such party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Assignment; Successors; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 5.11 shall be null and void. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 5.12 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in FaZe any direct or indirect ownership or incidents of ownership of or with respect to the Covered Shares, except as it relates to the proxy granted in Section 2.1. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and FaZe does not have authority to direct Stockholder in the voting of any of the Covered Shares except as otherwise provided herein and except with the power of attorney and grant of proxy set forth in Section 2.1.

Section 5.13 Stockholder Capacity. The parties acknowledge that this Agreement is entered into by the Stockholder solely in his, her or its capacity as the record and/or Beneficial Owner of such Stockholder’s GameSquare Shares and nothing in this Agreement restricts or limits any action taken by such Stockholder solely in his or her capacity as a director or officer of GameSquare, including any action required to be taken solely in the discharge of his or her fiduciary duty as a director or officer of GameSquare or that is otherwise permitted by, or done in compliance with, the Merger Agreement, in his or her capacity as a director or officer of GameSquare. The taking of any action (or failure to act) by the Stockholder solely in his or her capacity as an officer or director of GameSquare will not be deemed to constitute a breach of this Agreement; provided, however, that it is understood and agreed that, notwithstanding any contrary or conflicting obligations the Stockholder may have or be deemed to have as a director or officer of GameSquare, such obligations are independent of those obligations of the Stockholder under this Agreement in his or her separate capacity as a stockholder of GameSquare, and accordingly, the Stockholder shall not be relieved of any obligations to comply with this Agreement, including, without limitation, the obligations to vote as provided in Section 2.1 and take such further actions and to execute such other instruments as necessary or reasonably requested to effectuate the proxy granted under Section 2.2.

Section 5.14 Legal Counsel. The parties hereto each acknowledge that (a) Baker Hostetler LLP, LLP, U.S. counsel for GameSquare, is representing GameSquare in connection with the Merger Agreement and the transactions contemplated thereby, (b) Baker Hostetler LLP is not representing the Stockholder in connection with this Agreement, the Merger Agreement, the Merger, the GameSquare Stock Issuance or the transactions contemplated hereby, thereby or otherwise, and (c) the Stockholder acknowledges that it has had the opportunity to consult with its own counsel with respect thereto.

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IN WITNESS WHEREOF, the parties have caused to be executed and delivered or executed and delivered this Irrevocable Voting and Support Agreement as of the date first written above.

FAZE HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Irrevocable Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have caused to be executed and delivered or executed and delivered this Irrevocable Voting and Support Agreement as of the date first written above.

STOCKHOLDER:

By:
Name:
Title:

Contact information for notices:

Attention:
Email:

[Signature Page to Irrevocable Voting and Support Agreement]

EXHIBIT A

EXISTING SHARES

Common Stock:
(Number)

Restricted Stock Units:
(Number)

Options:
	(Underlying security)	(Number of underlying securities)